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                                                                   EXHIBIT 10.74



                                  AMENDMENT #3
                           TO COLLABORATION AGREEMENT

This Amendment #3 to Collaboration Agreement (this "Amendment") is made and entered into as of December 15, 1997, by and between DepoTech Corporation, a California corporation ("DepoTech") and Chiron Corporation, a Delaware corporation ("Chiron").

The Collaboration Agreement dated as of March 31, 1994, between Chiron and DepoTech (the "Collaboration Agreement") was previously amended by Amendment #1 to Collaboration Agreement, dated as of April 1, 1997 ("Amendment #1") and Amendment #2 to Collaboration Agreement, dated as of June 4, 1997 ("Amendment #2).

The parties hereby agree to amend Section 3.B.(i) of Amendment #2 to read in full as follows:

     The entire $11,700,000 shall be payable upon the date of the earlier of the following events (such earlier date referred to as the "Payment Date"). If neither event occurs, payment shall be governed by subsection (ii) or (iii) below.

               If, prior to December 31, 1998, the FDA issues a letter of other notification (each an "FDA Notification") indicating that the NDA with respect to DTC 101 in the United States is approvable or approved, the Payment Date shall be the date of the first FDA Notification.

               Notwithstanding subsection (aa) above, if, prior to December 28,
                    1997, at least two-thirds of the voting members of the Oncologic Drugs Advisory Committee to the FDA ("ODAC") (i.e. absent or abstaining members are excluded) vote to recommend that the FDA approve such NDA for the indications submitted, and, at the meeting at which such vote occurs, the ODAC does not recommend any material adverse changes to the product labeling from that submitted in connection with the NDA, the Payment Date shall be the date of such ODAC meeting.

          DepoTech shall, at its option, pay the entire amount in cash within five(5) working days after the Payment Date, or deliver to Chiron within five(5) working days after the Payment Date a promissory note in the form attached hereto as Exhibit A, for the principal amount of the unpaid balance. Such note shall be payable in full not later than December 31, 1998, and shall bear interest from the Payment Date until paid in full at a rate equal to the 12 month Treasury Bill rate on the Payment Date plus 150 basis points, not to exceed the maximum rate permitted by applicable law.

Except as set forth herein, the Collaboration Agreement, as previously amended by Amendment #1 and Amendment #2, remains in full force and effect.

Executed by the parties as of the date first written above.

DEPOTECH CORPORATION                            CHIRON CORPORATION

By /s/ EDWARD L. ERICKSON                       By /s/ MAGNUS LUNDBERG
  ------------------------------                  -----------------------------
  (Edward L. Erickson), President                 (Magnus Lundberg), President
  and Chief Executive Officer                     Chiron Therapeutics